CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Washington Mutual Investors Fund of our report dated June 10, 2025, relating to the financial statements and financial highlights which appears in Washington Mutual Investors Fund’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2025. We also consent to the references to us under the headings “Independent registered public accounting firm” and “Other Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 25, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 002-11051 on Form N-1A of our report dated June 12, 2026, relating to the financial statements and financial highlights of Washington Mutual Investors Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 25, 2026